UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2019 (December 27, 2018)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2018, Agree Limited Partnership, a Delaware limited partnership (the “Borrower”), the majority-owned operating partnership of Agree Realty Corporation, a Maryland corporation (the “Company”), the Company, each of the lenders from time to time party thereto (the “Lenders”), PNC Bank, National Association, as administrative agent (the “Administrative Agent”), PNC Capital Markets LLC, Capital One, National Association, U.S. Bank National Association, Regions Capital Markets and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers, and Capital One, National Association, U.S. Bank National Association, Regions Bank and SunTrust Bank, as co-syndication agents, entered into a $100 million term loan agreement (the “Agreement”). The $100 million, seven-year unsecured term loan facility (the “New Term Loan”) matures on January 15, 2026. Borrowings under the New Term Loan will be priced at LIBOR plus 145 to 240 basis points, depending on the Company’s credit rating, with an initial applicable margin of 160 basis points. The Company has entered into interest rate swap agreements starting on December 27, 2018 to fix LIBOR at 2.66% until maturity, implying an all-in interest rate of 4.26% at closing. Proceeds from the New Term Loan will be used to fund property acquisitions and development activity, with any remaining proceeds to be used for general working capital and other corporate purposes, including the reduction of the outstanding balance, if any, on the Company's revolving credit facility. The New Term Loan may be increased to an aggregate of $150 million at the Company’s election, subject to certain terms and conditions. In connection with the Agreement, the Company and certain indirect subsidiaries of the Company entered into a guaranty (the “Guaranty”) dated as of December 27, 2018 to guarantee to the Administrative Agent and the Lenders and their respective successors and assigns, all of the Borrower’s obligations under the Agreement, any notes and fee letters (collectively, with the Guaranty, the “Loan Documents”) and any other guarantor’s obligations under the Guaranty. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Agreement.

The Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including financial covenants regarding debt levels, tangible net worth and fixed charge coverage, limitations on investments, mergers and asset dispositions and restricted payments, covenants regarding unencumbered properties and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Agreement could result in all loans and other obligations becoming immediately due and payable, the New Term Loan being terminated and the Lenders being able to exercise all rights and remedies available to them under the Loan Documents. The Company was in compliance with all covenant terms at closing.

The above summary of the Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Guaranty. The Company will file copies of the Agreement and Guaranty with the Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 3, 2019, the Company issued a press release announcing the Company’s investment activity for 2018 and investment guidance for 2019.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The Company has posted a copy of the press release in the Invest section of its website at www.agreerealty.com.

Item 8.01.	Other Events.

On January 3, 2019, the Company announced its weighted-average number of common shares outstanding for the three and twelve months ended December 31, 2018. The following table illustrates the Company’s weighted-average number of common shares outstanding for the periods:

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
Weighted-average number of common shares outstanding	35,067,414	32,281,273
Less: Unvested restricted stock	(211,018)	(211,018)
Weighted-average number of common shares outstanding used in basic earnings per share	34,856,396	32,070,255

Weighted-average number of common shares outstanding used in basic earnings per share	34,856,396	32,070,255
Effect of dilutive securities: restricted stock	79,447	69,136
Effect of dilutive securities: March 2018 forward equity offering	-	198,786
Effect of dilutive securities: September 2018 forward equity offering	243,325	62,945
Weighted-average number of common shares outstanding used in diluted earnings per share	35,179,168	32,401,122

Operating Partnership Units ("OP Units")	347,619	347,619
Weighted-average number of common shares and OP Units outstanding used in diluted earnings per share	35,526,787	32,748,741

The Company entered into a forward sale agreement in March 2018 to sell an aggregate of 3,450,000 shares of common stock (the “March 2018 Forward”) and entered into a subsequent forward sale agreement in September 2018 to sell an aggregate of 3,500,000 shares of common stock (the “September 2018 Forward”, and together with the March 2018 Forward, the “Forward Equity Offerings”). Concurrently with the September 2018 Forward, the Company settled the entirety of the March 2018 Forward and received net proceeds of $160.2 million. To date, no shares from the September 2018 Forward have been settled.

To account for the potential dilution resulting from the Forward Equity Offerings on earnings per share calculations, the Company used the treasury method to determine the dilution resulting from the Forward Equity Offerings during the period of time prior to settlement. The impact from the March 2018 Forward on the Company’s weighted-average diluted shares for the twelve months ended December 31, 2018 was 198,786 weighted-average incremental shares. The impact from the September 2018 Forward on the Company’s weighted-average diluted shares for the three and twelve months ended December 31, 2018 was 243,325 and 62,945 weighted-average incremental shares, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

99.1	Press release, dated January 3, 2019, announcing the Company’s investment activity for 2018 and investment guidance for 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Clayton R. Thelen
	Name:	Clayton R. Thelen
	Title:	Chief Financial Officer

Date: January 3, 2019